FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE



                                  July 7, 1995


   Wisconsin Power and Light Company
   222 West Washington Avenue
   Madison, Wisconsin  53703

   Gentlemen:

             We have acted as counsel for Wisconsin Power and Light Company, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the issuance and sale of $60,000,000 principal amount of First Mortgage Bonds, Series AA (the "New Bonds"), by the Company in the manner set forth in the Registration Statement. The New Bonds will be issued under the Indenture of Mortgage or Deed of Trust, dated as of August 1, 1941, between the Company and Firstar Trust Company (f/k/a First Wisconsin Trust Company) and George B. Luhman (Gene E. Ploeger being now the individual trustee), as Trustees (the Indenture of Mortgage or Deed of Trust and all indentures supplemental thereto are collectively referred to herein as the "Indenture"), and a supplemental indenture (the "Supplemental Indenture") providing for the issuance of the New Bonds.

             In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Restated Articles of Organization and By-laws of the Company, as amended; and (c) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

             2. The New Bonds when executed, authenticated and issued in accordance with the resolutions adopted by the Board of Directors of the Company on June 5 and June 22, 1995 and in the manner and for the consideration contemplated by the Registration Statement will be legally issued, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights generally or the application of equitable principles; provided, that prior to the issuance of the New Bonds there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

                  (a) The completion of the requisite procedure under the applicable provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended.

                  (b) The completion of the requisite procedure relating to the authorization by the Public Service Commission of Wisconsin of the issuance and sale of the New Bonds;

                  (c) The further authorization by the Board of Directors of the Company or a special committee thereof of the Supplemental Indenture relating to the New Bonds, issuance of the New Bonds and related matters; and

                  (d) The execution, delivery and recording of the Supplemental Indenture and the filing of other documents and the taking of other actions provided in the Indenture with respect to the issuance of additional First Mortgage Bonds thereunder.

             We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus which is to be filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                           Very truly yours,



                                           FOLEY & LARDNER